UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 18, 2005

Commission File No. 001-13783

INTEGRATED ELECTRICAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	76-0542208
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 West Loop South

Suite 500

Houston, Texas 77027

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ }	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
{ }	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
{ }	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
{ }	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors of Integrated Electrical Services, Inc. (the “Company”) elected Charles H. Beynon and George O. McDaniel III to the Board effective November 18, 2005. There are no arrangements or undertakings between Mr. Beynon or Mr. McDaniel and other persons pursuant to which each was selected as a director. Mr. Beynon has been appointed to the Human Resources and Compensation Committee of the Board. Mr. McDaniel has not been appointed to any committees of the Board.

Additionally, the Board of Directors has accepted the resignation of Alan R. Sielbeck from the Company’s Board of Directors effective November 18, 2005.

SECTION 7 – REGULATION FD

ITEM 7.01 REGULATION FD DISCLOSURE

On November 21, 2005, the Company issued a press release announcing the election of Charles H. Beynon and George O. McDaniel III to the Company’s Board of Directors and the Board’s acceptance of Alan R. Sielbeck’s resignation as discussed in Item 5.02 of this Form 8-K. This press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits Exhibit No. Description ----------- ----------- 99.1 Press Release dated November 21, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

By: /s/ David A. Miller ------------------------------- David A. Miller Senior Vice President and Chief Financial Officer

Dated: November 22, 2005

EXHIBIT INDEX

Exhibit No. Description ----------- ----------- 99.1 Press Release dated November 21, 2005